UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                September 1, 2004

                              Enhance Biotech,Inc.

             (Exact name of registrant as specified in its charter)

             Delaware                              13-3944580
        ----------------------                 ------------------
        State of Incorporation                 IRS Employer ID No.


712 Fifth Avenue 19th Floor New York               NY 10019
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Address of principal Executive Offices             Zip Code


                  Registrant's Telephone Number (646) 723 8940

Item 2.01 Acquisition or Disposition of Assets


In a previously announced transaction, on August 11, 2004, Enhance Biotech, Inc. ("Enhance", trading symbol: EBOI.PK) and privately-held Ardent Pharmaceuticals Inc. ("Ardent") executed a definitive merger agreement. Ardent, based in North Carolina's Research Triangle, has an extensive drug research and development pipeline that includes a number of pre-clinical and clinical stage drug candidates in the areas of moderate to severe pain, urinary incontinence, premature ejaculation, depression, and cardio protection.

The merger is expected to be consummated in the Fall of 2004. As a consequence of the transaction, Ardent will become a wholly-owned subsidiary of Enhance. Upon consummation of the merger, holders of Ardent securities will own, on a fully-diluted basis, approximately forty-five percent (45%) of the equity interest in Enhance, and Enhance's current stockholders will own approximately fifty-five percent (55%) of the equity interest in Enhance.

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The merger is subject to approval by the shareholders of Ardent and satisfaction of customary terms and conditions. However, Ardent has covenanted to deliver, within 30 days, voting agreements by officers, directors and other shareholders of Ardent who own the requisite majorities of each applicable class of Ardent's securities to vote to approve the merger. Ardent has covenanted to call a meeting of its shareholders for the purpose of approving the merger within 30 days following the date on which Enhance's Registration Statement on Form S-4 to cover the shares to be issued to Ardent holders in the merger transaction is declared effective by the Securities and Exchange Commission. The Form S-4 is being prepared and has not yet been filed by Enhance.

Notwithstanding the Registration Statement on Form S-4, pursuant to the Merger Agreement, all shares of merger consideration issued to each Ardent holder in excess of 30,000 shares of Enhance common stock per each holder shall be subject to a lock-up period restricting transfer of such shares for a period of 12 months after the closing, and if Enhance has not consummated a "Qualified Financing" on or prior to the closing of the merger, such first 30,000 shares per holder shall be subject to a lock-up period ending on the earlier of (i) the 30th day following the date of consummation by Parent of a Qualified Financing or (ii) the 180th day following the closing of the merger. As used in the merger agreement, the term "Qualified Financing" means an equity financing by Enhance of at least $10,000,000 with a minimum valuation of at least $1.50 per share of Enhance common stock. The shares issued in the merger will be appropriately legended to reflect these restrictions. Enhance has covenanted to use its reasonable best efforts to obtain agreements by any holders of 5% or more of Enhance's outstanding shares to be bound by the same lock-up arrangements. Ardent has covenanted to use its reasonable best efforts to cause its officers and directors to agree in writing to cause shares underlying Ardent options to be subject to the same lock-up arrangements. In any case, the merger agreement does not require that Enhance file a Form S-8 covering option shares issuable to Ardent stockholders under their outstanding options until 180 days after the consummation of the merger.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

At this time, it is impractical to file the requisite financial statements and pro forma financial information required. The Company expects to file such statements and information within sixty (60) days of the date when this Form 8-K is due to be filed.

Exhibits

10.1

10.2 Press release dated August 12, 2004


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2004

Enhance Biotech, Inc.

/s/ Christopher Every
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By: Christopher Every
President